Exhibit 10.95

SURRENDER AGREEMENT

This SURRENDER AGREEMENT (this “Agreement”) dated as of October 5, 2015, by and between Twinlab Consolidated Holdings, Inc., a Nevada corporation (“Company”), and Thomas A. Tolworthy (“Transferor”).

WITNESSETH:

WHEREAS, the Company and Golisano Holdings LLC (“GHL”) are parties to a Securities Purchase Agreement dated October 2, 2015 (the "GHL Purchase Agreement") pursuant to which the Company shall issue and sell to GHL 88,711,241 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), for a purchase price of $25,000,000;

WHEREAS, the Company and Great Harbor Capital, LLC (“Great Harbor”) are parties to a Stock Purchase Agreement (the "Great Harbor Purchase Agreement") pursuant to which the Company shall issue and sell to Great Harbor 41,379,310 shares of the Common Stock for a purchase price of $12,000,000;

WHEREAS, Transferor is the holder of 108,777,855 shares of Common Stock of which 43,213,825 shares are subject to a Surrender Agreement between the Transferor and the Company, dated September 3, 2014 (the “Original Surrender Agreement”);

WHEREAS, it is a condition to the consummation of the transactions contemplated by the GHL Purchase Agreement that immediately prior to the consummation of the transactions contemplated thereby and the transactions contemplated by the Great Harbor Purchase Agreement that the Transferor contributes, transfers, assigns, conveys and delivers to the Company, and the Company accepts and acquires from Transferor, 60,470,957 shares of Common Stock pursuant to the terms of this Agreement; and

WHEREAS, in order to induce GHL to purchase the shares provided for by the GHL Purchase Agreement, the Transferor desires to surrender 60,470,957 shares of Common Stock held by him pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Surrender of Common Stock.

(a)          In consideration of one dollar ($1.00), the receipt and sufficiency of which are hereby acknowledged by Transferor, concurrently with the closing of the transactions contemplated by the GHL Purchase Agreement, Transferor hereby irrevocably agrees to contribute, transfer, assign, convey and deliver 60,470,957 shares of Common Stock (the “Surrendered Shares”), free and clear of any mortgage, pledge, lien, encumbrance, charge, security, security interest or other claim against title; it being agreed that of that total (i) 33,906,927 Surrendered Shares shall be surrendered pursuant to the Original Surrender Agreement, (ii) 26,564,030 Surrendered Shares shall be surrendered pursuant solely to this Agreement and not from shares subject to the Original Surrender Agreement, and (iii) 9,306,898 shares held by Transferor shall remain subject to surrender to the Company pursuant to the Original Surrender Agreement. As a result of such surrender and transfer, the parties hereto agree and affirm that Transferor shall have absolutely and irrevocably released any and all of his interests in all of the Surrendered Shares. Concurrently with the execution of this Agreement, the Transferor is delivering to the Company stock certificates which represent the Surrendered Shares and will execute a stock power if requested by the Company.

(b)          The Company agrees that the Surrendered Shares shall be used to issue shares of Common Stock to GHL and Great Harbor pursuant to the terms of the GHL Purchase Agreement and the Great Harbor Purchase Agreement, respectively.

2.           Acknowledgements, Representations, Warranties and Agreement of Transferor. In connection with the execution of this Agreement and in order to induce GHL and Great Harbor to consummate the transactions described above, Transferor hereby represents, warrants and agrees that Transferor has good and marketable title to the Surrendered Shares, free and clear of any mortgage, pledge, lien, encumbrance, charge, security, security interest or other claim against title, other than general restrictions under federal and state securities laws.

3.           Covenant of Transferor. From and after the date of this Agreement, Transferor shall execute and deliver (or cause to be executed and delivered) such further instruments of conveyance and transfer and take such additional action as the Company may reasonably request to effect, consummate, confirm or evidence the contribution to the Company of the Surrendered Shares. Transferor hereby agrees to indemnify and hold harmless the Company from any losses or damage, fees, costs or expenses that may be incurred by the Company due to a breach of this Agreement by Transferor.

4.           Miscellaneous.

(a)          Amendment. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

(b)          Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand; (b) on the first business day following date sent if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent (if such date is a business day at the recipient’s address, otherwise on the next business day at the recipient’s address) by facsimile or e-mail of a PDF document (with confirmation of receipt by recipient); in each case a party’s refusal or willful avoidance of delivery shall be deemed to constitute delivery. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4(b)):

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If to the Company:	Twinlab Consolidated Holdings, Inc.
632 Broadway, Suite 201
New York, NY 10012
Facsimile: (212) 505-5413
E-mail: rneuwirth@twinlab.com
Attention: General Counsel

To Transferor:	Mr. Thomas Tolworthy
4 Avenue at Port Imperial
Apt. 4205
West New York, NJ 07093
Facsimile: (212) 505-5413
E-mail: ttolworthy@twinlab.com

(c)          Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. GHL is made an express third party beneficiary of this Agreement and it may not be amended or modified without GHL’s prior written consent.

(d)          Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

(e)          Choice of Law. It is the intention of the parties that the internal laws, and not the laws of conflicts, of the State of New York should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

(f)          Counterparts. This Agreement and any amendments hereto may be signed in counterparts and, to the extent signed and delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

(g)          Entire Agreement. This Agreement constitutes the entire agreement between the Company and Transferor with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter.

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IN WITNESS WHEREOF, Transferor and the Company have executed this Agreement as of the date first written above.

COMPANY:

Twinlab Consolidated Holdings, Inc.

By:	/s/ Richard H. Neuwirth
Name: Richard H. Neuwirth
Title: Chief Legal Officer & Secretary

TRANSFEROR:

THOMAS A. TOLWORTHY

By:	/s/ Thomas A. Tolworthy

[Signature Page to Subscription and Surrender Agreement]